UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 17, 2012

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan		49022-2692
(Address of Principal Executive Offices)		(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2012, the Board of Directors (the “Board”) of Whirlpool Corporation (the “Corporation”) elected Christopher J. Kuehn, 39, to the position of Corporate Controller, effective May 1, 2012. In this position, he will serve as the principal accounting officer of the Corporation.

Prior to joining the Corporation, Mr. Kuehn served as vice president and global chief financial officer of the Thermal Equipment and Services Segment of SPX Corporation. While at SPX Corporation, Mr. Kuehn served in positions of increasing responsibility within the company’s Finance organization. Prior to joining SPX, Mr. Kuehn worked in public accounting for PricewaterhouseCoopers LLP.

Mr. Kuehn’s annual base salary in this position will be $325,000. He received a starting bonus of $75,000. Provided that he remains in the continuous employ of the Corporation, Mr. Kuehn will receive a cash bonus of $75,000 payable in two installments on the first and second anniversary of his employment and a grant of 10,000 restricted stock units under the 2010 Omnibus Stock and Incentive Plan will vest and be distributed in shares of common stock on a one-for-one basis on the third anniversary of the date of his election. His target award under the Performance Excellence Plan, the Corporation’s annual incentive plan, will be 60% of base salary. His target award under the Strategic Excellence Program, the Corporation’s long-term incentive compensation program, will be 70% of base salary.

Mr. Kuehn succeeds Larry M. Venturelli, who was promoted to Chief Financial Officer of the Corporation in February 2012.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on April 17, 2012, the Board amended the By-laws of the Corporation (the “By-laws”), effective immediately. The following is a summary of the changes, which is qualified by reference to the By-laws attached hereto as Exhibit 3.2 and incorporated by reference herein.

•

Added Article II, Section 4(b)(i) to provide that a special meeting of the stockholders may be called by the holders of at least 25% of the issued and outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (“Special Meeting Right”).

•	Added Article II, Sections 4(b)(ii) – (ix) to add certain procedures and other requirements related to the Special Meeting Right.

•	Amended Article II, Section 11(a) to provide for the procedures by which stockholders may nominate directors to stand for election at a special meeting of the stockholders.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 17, 2012, the Corporation held its 2012 Annual Meeting of Stockholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Corporation’s Proxy Statement filed with the Securities and Exchange Commission on March 5, 2012 (“Proxy Statement”). The results of the stockholder vote are as follows:

a.	Samuel R. Allen, Gary T. DiCamillo, Jeff M. Fettig, Kathleen J. Hempel, Michael F. Johnston, William T. Kerr, John D. Liu, Harish Manwani, Miles L. Marsh, William D. Perez, Michael A. Todman, and Michael D. White were each elected by the stockholders to a term to expire in 2013 or until their respective successors are duly elected and qualified.

Nominees	For	Against	Abstain	Broker Non-Votes
Samuel R. Allen	55,969,658	1,733,849	160,678	8,414,578
Gary T. DiCamillo	56,060,672	1,625,485	178,028	8,414,578
Jeff M. Fettig	55,383,223	2,354,547	126,415	8,414,578
Kathleen J. Hempel	56,086,535	1,592,826	184,824	8,414,578
Michael F. Johnston	56,273,658	1,396,464	194,063	8,414,578
William T. Kerr	55,345,861	2,335,931	182,393	8,414,578
John D. Liu	56,273,750	1,381,712	208,723	8,414,578
Harish Manwani	56,295,986	1,341,294	226,905	8,414,578
Miles L. Marsh	55,711,391	1,964,481	188,313	8,414,578
William D. Perez	55,889,014	1,760,388	214,783	8,414,578
Michael A. Todman	56,446,460	1,287,897	129,828	8,414,578
Michael D. White	55,893,658	1,760,759	209,768	8,414,578

b.	The stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Corporation’s named executive officers disclosed in the Proxy Statement, including the Compensation Discussion & Analysis, the compensation tables and related disclosure.

For	Against	Abstain	Broker Non-Votes
50,296,762	7,309,131	258,292	8,414,578

c.	The stockholders ratified the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for 2012.

For	Against	Abstain
64,771,775	1,363,926	143,062

d.	The stockholders voted against the advisory (non-binding) stockholder proposal to require shareholder approval of certain benefits available upon death of a senior executive.

For	Against	Abstain	Broker Non-Votes
22,467,408	35,215,658	181,119	8,414,578

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.2 By-laws of Whirlpool Corporation (Amended and Restated as of April 17, 2012)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: April 20, 2012	By: /s/ KIRSTEN J. HEWITT
	Name:	Kirsten J. Hewitt
	Title:	Senior Vice President Corporate
Affairs, General Counsel, and Corporate
Secretary